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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 31, 2002

                                   ----------

                             RELIANT RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      1-16455                   76-0655566
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

           1111 LOUISIANA
           HOUSTON, TEXAS                                            77002
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (713) 207-3000

                                   ----------

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ITEM 5. OTHER EVENTS.

     On July 31, 2002, Moody's Investors Service, Inc. lowered its rating on Reliant Resources, Inc.'s senior unsecured debt from Baa3 to Ba3. Also on July 31, 2002, Standard & Poor's Ratings Services lowered its rating on Reliant Resources' senior unsecured debt from BBB to BBB- and placed its rating on creditwatch with negative implications.

     Also on July 31, 2002, Reliant Energy, Incorporated, a diversified international energy services and energy delivery company that owns approximately 83% of Reliant Resources' outstanding common stock, announced that the Internal Revenue Service had issued a supplemental ruling confirming that the proposed spin-off of Reliant Resources from Reliant Energy will be tax-free to Reliant Energy and its shareholders.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         The following exhibits are filed herewith:

         99.1  Press Release issued by Reliant Resources on July 31, 2002

         99.2  Press Release issued by Reliant Energy on July 31, 2002

ITEM 9. REGULATION FD DISCLOSURE.

     On July 31, 2002, Reliant Resources issued a press release relating to the ratings action by Moody's. A copy of this press release is attached to this report as Exhibit 99.1 and is incorporated by reference into Item 9 of this report. On July 31, 2002, Reliant Energy issued a press release relating to the IRS supplemental ruling. A copy of this press release is attached to this report as Exhibit 99.2 and is incorporated by reference into Item 9 of this report. The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by Reliant Resources under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Reliant Resources, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Reliant Resources or any of its affiliates.

FORWARD-LOOKING STATEMENTS

     Some of the statements in Item 9 of this report are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Reliant Resources believes that the expectations and the underlying assumptions reflected in its forward-looking statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. References in this Current Report to the terms "we," "us" or other similar terms mean Reliant Resources.

     In addition to the matters described in this report and the exhibit[s] hereto, the following are some of the factors that could cause actual results to differ materially from those expressed or implied in Reliant Resources' forward-looking statements:

  o state, federal and international legislative and regulatory developments, including deregulation, re-regulation and restructuring of the electric utility industry, changes in or application of environmental and other laws and regulations to which we are subject, and changes in or application of laws or regulations applicable to other aspects of our business, such as commodities trading and hedging activities,

  o the timing of our separation from our parent company, Reliant Energy, Incorporated,

  o the effects of competition, including the extent and timing of the entry of additional competitors in our markets,

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  o   liquidity concerns in our markets,

  o the degree to which we successfully integrate the operations and assets of Orion Power Holdings, Inc. into our Wholesale Energy segment,

  o the successful and timely completion of our construction projects, as well as the successful start-up of completed projects,

  o our pursuit of potential business strategies, including acquisitions or dispositions of assets or the development of additional power generation facilities,

  o   the timing and extent of changes in commodity prices and interest rates,

  o the availability of adequate supplies of fuel, water, and associated transportation necessary to operate our generation portfolio,

  o weather variations and other natural phenomena, which can affect the demand for power from or our ability to produce power at our generating facilities,

  o financial market conditions, our access to capital and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets for merchant generation companies,

  o the creditworthiness or bankruptcy or other financial distress of our counterparties,

  o   actions by rating agencies with respect to us or our competitors,

  o   acts of terrorism or war,

  o   the availability and price of insurance,

  o the reliability of the systems, procedures and other infrastructure necessary to operate our retail electric business, including the systems owned and operated by the independent system operator in the Electric Reliability Council of Texas,

  o political, legal, regulatory and economic conditions and developments in the United States and in foreign countries in which we operate, including the effects of fluctuations in foreign currency exchange rates,

  o   the successful operation of deregulating power markets, and

  o the resolution of the refusal by certain California market participants to pay our receivables balances.

     The words "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal" and other similar words are intended to identify Reliant Resources' forward-looking statements.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RELIANT RESOURCES, INC.

Date: July 31, 2002                    By: Mary P. Ricciardello
                                           -------------------------------------
                                           Mary P. Ricciardello
                                           Senior Vice President and
                                           Chief Accounting Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION
-------           -------------------

 99.1             Press Release issued by Reliant Resources on July 31,
                  2002

 99.2             Press Release issued by Reliant Energy on July 31, 2002

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